Exhibit 99.1
UNAUDITED PRO FORMA FINANCIAL DATA
The unaudited pro forma condensed combined balance sheet has been prepared as if the sale of OuterLink Corporation. or OuterLink, had taken place as of March 31, 2007. The unaudited pro forma condensed combined statements of operations for the three-months ended March 31, 2007 and the year ended December 31, 2006 reflect the sale of OuterLink as if the sale had occurred on the first day of the respective periods.
The unaudited pro forma financial information is not necessarily indicative of the financial position or operating results that would have occurred had the sale of OuterLink Corporation been consummated on the dates, or at the beginning of the periods for which the consummation of the sale is being given effect.

Unaudited Pro Forma Combined Condensed Balance Sheet
March 31, 2007
(in thousands, except per share amounts)

	Digital Angel			Digital Angel
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma

Assets
Current Assets
Cash	$8,556	$(406	) (a)	$
		800	(a)	8,950
Restricted cash	136	—		136
Accounts receivable	7,169	(655	) (a)	6,514
Inventories	10,861	(483	) (a)	10,378
Other current assets	2,643	(849	) (a)
		200	(a)	1,994

Total Current Assets	29,365	(1,393	) (a)	27,972

Property and Equipment, net	10,511	(346	) (a)	10,165

Goodwill	51,252	—		51,252

Intangible Assets, net	1,611	—		1,611

Other Assets, net	1,540	(370	) (a)	1,170

	$94,279	$(2,109	) (a)	$92,170

Liabilities and Stockholders’ Equity
Current Liabilities
Line of credit and current maturities of long-term debt	$5,254	$—		$5,254
Accounts payable	7,352	(242	) (a)	7,110
Accrued expenses and other current liabilities	3,830	(565	) (a)	3,265
Deferred revenue	1,634	(1,634	) (a)	—

Total Current Liabilities	18,070	(2,441	) (a)	15,629

Long-Term Debt	7,707	—		7,707

Other Long-Term Liabilities
Derivative warrant liability	853	—		853
Other long-term liabilities	1,903	(1,523	) (a)	380

Total Other Long-Term Liabilities	2,756	(1,523	) (a)	1,233

Total Liabilities	28,533	(3,964	) (a)	24,569

Minority Interest	412	—		412

Stockholders’ Equity

Preferred stock: Authorized 1,000 shares, of $1.75 par value, 100 shares issued and outstanding	—	—		—

Common stock: Authorized 95,000 shares of $.005 par value; 44,894 shares issued and 44,516 shares outstanding	226			226
Additional paid-in capital	214,800			214,800
Accumulated deficit	(148,235)	1,855	(a)	(146,380)
Treasury stock (carried at cost, 378 shares)	(1,580)			(1,580)
Accumulated other comprehensive income	123			123

Total Stockholders’ Equity	65,334	1,855	(a)	67,189

	$94,279	$(2,109)		$92,170

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Three-Months Ended March 31, 2007
(in thousands, except per share amounts)

	Digital Angel			Digital Angel
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma

Product revenue	$15,472	$(227	) (b)	$15,245
Service revenue	527	(474	) (b)	53

Total net revenue	15,999	(701	) (b)	15,298

Cost of products sold	9,704	(50	) (b)	9,654
Cost of services sold	402	(402	) (b)	—

Gross profit	5,893	(249	) (b)	5,644

Selling, general and administrative expenses	7,827	(313	) (b)	7,514
Research and development expenses	1,674	(456	) (b)	1,218

Loss from operations	(3,608)	520	(b)	(3,088)

Interest income	38	—		38
Interest expense	(324)	—		(324)
Reduction in derivative warrant liability	400	—		400
Other income	32	—		32

Loss before provision for taxes and minority interest	(3,462)	520	(b)	(2,942)

Provision for income taxes	(25)	—		(25)

Loss before minority interest share of income	(3,487)	520	(b)	(2,967)

Minority interest share of loss	5	—		5

Net loss	$(3,482)	$520	(b)	$(2,962)

				—

Net loss per common share-basic and diluted	$(0.08)			$(0.07)

Weighted average number of common shares outstanding-basic and diluted	44,516			44,516

Unaudited Pro Forma Combined Condensed Statement of Operations
For the Year Ended December 31, 2006
(in thousands, except per share amounts)

	Digital Angel			Digital Angel
	Corporation	Pro Forma		Corporation
	Historical	Adjustments		Pro Forma

Product revenue	$54,724	$(1,015	) (c)	$53,709
Service revenue	2,256	(1,555	) (c)	701

Total net revenue	56,980	(2,570	) (c)	54,410

Cost of products sold	32,159	(240	) (c)	31,919
Cost of services sold	1,368	(1,368	) (c)	—

Gross profit	23,453	(962	) (c)	22,491

Selling, general and administrative expenses	25,410	(1,181	) (c)	24,229
Research and development expenses	4,817	(1,375	) (c)	3,442

Loss from operations	(6,774)	1,594	(c)	(5,180)

Interest income	272	(1	) (c)	271
Interest expense	(465)	—		(465)
Other income	97	—		97

Loss before provision for taxes, and minority interest share of losses	(6,870)	1,593	(c)	(5,277)

Benefit for income taxes	72	—		72

Loss before minority interest share of losses	(6,798)	1,593	(c)	(5,205)

Minority interest share of income	(5)	—		(5)

Net loss	$(6,803)	1,593	(c)	$(5,210)

Net loss per common share-basic and diluted	$(0.15)			$(0.12)

Weighted average number of common shares outstanding-basic and diluted	44,308			44,308

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA
CONDENSED COMBINED BALANCE SHEET AT MARCH 31, 2007 AND THE UNAUDITED PRO
FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS FOR THE THREE-MONTHS
ENDED MARCH 31, 2007 AND THE YEAR ENDED
DECEMBER 31, 2006 ARE AS FOLLOWS:
Pro Forma Adjustments
(a) To reflect the sale of OuterLink. The sales price for OuterLink was $1,000,000, subject to future potential purchase price adjustments. The sales price was paid $800,000 in cash at closing and $200,000 in a promissory note due December 31, 2007. At March 31, 2007, the net book value of OuterLink was a deficit of $855,000. The unaudited pro forma condensed combined statements of operations for the three-months ended March 31, 2007 and the year ended December 31, 2006 do not reflect the gain on the sale of OuterLink, which is expected to range from $1.7 million to $1.9 million, after taking into account potential future purchase price adjustments. Given Digital Angel’s current tax status, the gain is not expected to be taxable for federal or state income tax purposes. This gain is expected to be recorded in the actual results of operations of Digital Angel in the three-months ended September 30, 2007.
(b) To remove the results of operations of OuterLink for the three-months ended March 31, 2007.
(c) To remove the results of operations of OuterLink for the year ended December 31, 2006.